UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/13/2010

Strategic Storage Trust, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  333-146959

MD	32-0211624
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

111 Corporate Drive, Suite 120, Ladera Ranch, California 92694
(Address of principal executive offices, including zip code)

(877) 327-3485
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

Potential Acquisition of the El Paso Property

On September 13, 2010, the Registrant, through a wholly-owned subsidiary of the Registrant's operating partnership, executed a purchase and sale agreement (the "El Paso Purchase Agreement") with an unaffiliated third party for the acquisition of a self storage facility located in El Paso, Texas (the "El Paso Property"). The purchase price for the El Paso Property is $1,250,000, plus closing costs and acquisition fees. The Registrant expects this acquisition to close in the fourth quarter of 2010 and expects to fund it using net proceeds from its initial public offering.

The El Paso Property was built in 2010 and currently has approximately 30,500 rentable square feet of self storage space, consisting of approximately 210 units of self storage space and 25 RV spaces that sit on approximately 3.3 acres. The El Paso Property is currently under construction to expand its rentable area. When this phase of construction is complete, the facility will have approximately 40,500 rentable square feet, consisting of approximately 260 units of self storage space and 25 RV spaces. The El Paso Property is located at 6047 Woodrow Bean (Loop 375), El Paso, Texas. Construction of the El Paso Property is expected to be completed in 2010.

Pursuant to the El Paso Purchase Agreement, the Registrant would be obligated to purchase the El Paso Property only after satisfactory completion of agreed upon closing conditions. The Registrant will decide whether to acquire the El Paso Property generally based upon:

- satisfactory completion of due diligence on the El Paso Property and the seller of the El Paso Property;

- satisfaction of the conditions to the acquisition in accordance with the El Paso Purchase Agreement; and
- no material adverse changes relating to the El Paso Property, the seller of the El Paso Property or certain economic conditions.

There can be no assurance that the Registrant will complete the acquisition of the El Paso Property. In some circumstances, if the Registrant fails to complete the acquisition, it may forfeit its $25,000 earnest money on the El Paso Property.

Other properties may be identified in the future that the Registrant may acquire prior to or instead of the El Paso Property. Due to the considerable conditions to the consummation of the acquisition of the El Paso Property, the Registrant cannot make any assurances that the closing of the El Paso Property is probable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategic Storage Trust, Inc.

Date: September 16, 2010	By:	/s/ Michael S. McClure
Michael S. McClure
Chief Financial Officer